Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints James M. Seneff, Jr. and Thomas K. Sittema, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all documents (including both pre-and post-effective amendments in connection with the registration statement), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ James M. Seneff, Jr.	Chairman of the Board and Director	June 4, 2012
James M. Seneff, Jr.

/s/ Thomas K. Sittema	Vice Chairman of the Board and Director	June 4, 2012
Thomas K. Sittema

/s/ Bruce Douglas	Independent Director	June 4, 2012
Bruce Douglas

/s/ Michael P. Haggerty	Independent Director	June 4, 2012
Michael P. Haggerty

/s/ J. Douglas Holladay	Independent Director	June 4, 2012
J. Douglas Holladay

/s/ Stephen H. Mauldin	President and Chief Executive Officer	June 4, 2012
Stephen H. Mauldin	(Principal Executive Officer)

/s/ Joseph T. Johnson	Senior Vice President, Chief Financial	June 4, 2012
Joseph T. Johnson	Officer and Treasurer (Principal Financial Officer)

/s/ Ixchell C. Duarte	Senior Vice President and Chief	June 4, 2012
Ixchell C. Duarte	Accounting Officer (Principal Accounting Officer)